Exhibit 10.54

                              REVISED AND RESTATED
                                SUBORDINATED NOTE

$5,250,000.00                                                 Madison, Wisconsin
                                                                   April 4, 2003

      This Note revises and restates the Subordinated Note dated January 25, 2002, from Integrated Information Systems, Inc., a Delaware corporation ("the Borrower") to AnchorBank, fsb ("Lender") as modified by a Modification to Subordinated Note dated October 14, 2002.

      FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender, or the holder hereof, the principal sum of Five Million Two Hundred Fifty Thousand and no/100 Dollars ($5,250,000.00), together with interest on the unpaid principal balance from the date hereof, until paid, at the rate of seven percent (7%) per annum, plus a loan fee in the amount of Two Thousand Five Hundred and no/100 Dollars ($2,500.00) at the time of execution of this Note, which amount may be paid from the loan proceeds. Interest shall be calculated on the basis of a 360-day year over the actual number of days elapsed in a period. All payments by Borrower shall be made in lawful currency of the United States and in immediately available funds. Prior to any default hereunder, Lender agrees to accept payment by check. Payments hereunder shall be applied first to the payment of interest, with the balance, if any, to principal. The principal and interest shall be due and payable at 25 West Main Street, Madison, Wisconsin 53703, or such other place as Lender may designate, in writing, as follows:

      1. Commencing on the fifteenth (15th) day of April, 2003, and continuing on the same day of every third month thereafter until January 15, 2004, Borrower shall make quarterly payments of interest only (in arrears) on the outstanding principal balance hereunder.

      2. Commencing on the fifteenth (15th) day of April, 2004, and continuing on the same day of every third month thereafter during the remaining term of this Note, Borrower shall make quarterly payments of principal and interest in an amount sufficient to fully amortize the original principal balance hereunder if paid over a period of ten (10) years.

      3. Unless sooner paid, the unpaid principal balance and all accrued interest thereon shall be paid in full on January 25, 2006.

      If any installment or payment due under this Note is not received by Lender within ten (10) calendar days after the installment or payment is due, the undersigned shall pay to the holder a late charge of Five Percent (5%) of such installment or payment, such late charge to be immediately due and payable without demand by Lender.

      If (i) Borrower fails to pay any installment of principal and/or interest due hereunder as and when due, and such default continues for ten (10) days after Lender gives written notice thereof to Borrower, or (ii) defaults or permits a default to occur in the performance of any of the terms contained herein, or in any renewal, extension, or modification hereof, or in any other document evidencing, securing, or referring to payment hereunder or in any document or instrument executed and/or delivered by Borrower in connection herewith or in connection with any other indebtedness of Borrower to Lender and such default is not cured within the applicable cure periods, if any, set forth therein, or (iii) any financial information, representation, or warranty given by Borrower to Lender in writing in connection with the borrowing evidenced by this Note shall prove untrue in any material respect as of the time when given; or (iv) failure to advise Lender of any judgments obtained against Borrower which, together with all outstanding unsatisfied judgments against Borrower, exceed the sum of Fifty Thousand and no/100 Dollars ($50,000.00); or (v) any judgment shall be obtained against the Borrower which, together with all outstanding unsatisfied judgments against the Borrower, shall exceed the sum of Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) and shall remain unsatisfied, unvacated, unbonded, or unstayed for a period of sixty (60) days following the date of entry thereof (excluding the items disclosed to Lender in Schedule 3.c to the Security Agreement, as defined below); or (vi) Borrower shall: (1) become insolvent; or (2) be unable, or admit in writing its inability to pay the majority of its debts as they mature; or (3) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its property; or (4) file a petition in bankruptcy, or for reorganization, or to effect a similar plan or other arrangement with substantially all of its creditors; or (5) file an answer to a creditor's petition (admitting the material allegations thereof) for an involuntary bankruptcy or reorganization or to effect a similar plan or other arrangement with substantially all of its creditors; or (6) apply to a court for the appointment of a receiver for any of its assets; or (7) have a receiver appointed for any of its assets (without the consent of the Borrower) and such receiver shall not be discharged within sixty (60) days after his appointment; then the entire unpaid principal balance, plus accrued interest, shall, at the option of the holder hereof and without notice, which is hereby expressly waived, mature and be immediately due and payable. Failure to exercise this option following any event above shall not constitute a waiver of the right to exercise the same at a later time or upon the occurrence of any such subsequent event or events. The occurrence of any default under the terms of this Note shall constitute a default on any other instrument, agreement, loan, or credit facility evidencing any indebtedness of Borrower to Lender, including but not limited to a Line of Credit of even date, and a Business Manager facility dated October 14, 2002.

      During any period in which Borrower is in default hereunder, this Note shall bear interest at the rate of Five Percent (5%) per annum in excess of the Note rate in effect immediately prior to the default from the date of such default until such default is cured, or, if acceleration has occurred, until this Note has been paid; provided, however, that such rate shall not exceed the highest rate permitted by law.

      During the term of this Note, Borrower may prepay all or any part of the principal balance hereof without penalty or fee. Prepayments shall be applied against the outstanding principal balance of this Note and shall not extend or postpone the due date of any subsequent monthly payment or change the amount of such monthly payment unless Lender shall agree otherwise in writing. As used herein, the term prepayment shall include all voluntary payments and all payments occurring as a result of the acceleration by Lender of the principal amount of this Note, but shall not include payments occurring because of the application by Lender of insurance proceeds or condemnation awards to the indebtedness evidenced hereby.

      From time to time, without affecting the obligation of the Borrower or the successors or assigns of the Borrower to pay the outstanding principal balance of this Note and observe the covenants of the Borrower contained herein, without giving notice to or obtaining the consent of the Borrower, the successors or assigns of the Borrower, and without liability on the part of Lender, Lender may, at its option, extend the time for payment of said outstanding principal balance or any part thereof, reduce the payments thereon, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination


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

agreement, release any security given herefor, take or release other or additional security, and agree in writing with the Borrower, its successors, or assigns, to modify the rate of interest or period of amortization for this Note.

      Borrower, for itself and successors and assigns, agrees hereby to be bound, and waives and renounces presentment, protest, demand and notice of presentment, notice of protest, notice of non-payment of the Note, notice of dishonor and each and every other notice of any kind respecting this Note. Borrower, for itself and successors and assigns, waives all lack of diligence or delays in collection or endorsement hereof.

      Nothing contained herein nor in any transaction related hereto shall be construed or shall so operate either presently or prospectively (a) to require the payment of interest at a rate greater than is now lawful in such case to contract for, but shall require payment of interest only to the extent of such lawful rate, or (b) to require the payment or the doing of any act contrary to law; but if any clause or provision herein contained shall otherwise so operate to invalidate this Note and/or the transaction related hereto, in whole or in part, then such clause(s) and provision(s) only shall be held for naught as though not contained herein and the remainder of this Note shall remain operative and in full force and effect.

      If for any reason interest in excess of the amount as limited in the foregoing paragraph shall have been paid hereunder, whether by reason of acceleration or otherwise, then in that event any such excess interest shall constitute and be treated as a payment of principal hereunder and shall operate to reduce such principal by the amount of such excess, or if in excess of the principal indebtedness, such excess shall be refunded.

      This Note is secured by a Selective Business Security Agreement dated January 25, 2002, a General Business Security Agreement dated October 14, 2002, and a General Business Security Agreement of even date herewith given by Borrower to Lender (the "Security Agreement"), together with all other mortgages, security agreements, and assignments previously or hereafter given by Borrower to Lender. This Note may be accelerated pursuant to the terms of any of said documents. Borrower warrants and represents that, at present, no creditors other than Lender hold a security interest in the collateral pledged to Lender as security for this Note. Lender acknowledges that such collateral was, however, previously pledged as collateral for obligations to other creditors and that same collateral remains covered by active financing statements. Borrower believes that it is entitled to have such financial statements terminated and agrees to continue to use commercially reasonable efforts to effect termination of such financing statements.

      In addition to Lender's common law right of setoff, Borrower hereby grants Lender a security interest and lien in any deposit account Borrower may at any time have with Lender.

      All of the covenants herein contained shall bind, and the benefits hereof shall also inure to, the respective successors and permitted assigns of the parties hereto. Whenever used, the singular shall include the plural, the plural the singular, and the use of any gender shall include all genders. The term "Lender" shall include all subsequent holders of this Note. This Note may be modified only in a writing executed by the Borrower and Lender.

      Borrower shall cause to be furnished to Lender its financial statement within forty-five (45) calendar days of each of its first three quarter fiscal quarter ends (showing current and year-to-date amounts). In addition, within one hundred (100) days after each of the Borrower's fiscal year ends, Borrower shall furnish to Lender its audited financial statement for the


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

immediately preceding fiscal year, which audited statement shall be in form and content acceptable to Lender and prepared by a certified accounting firm selected by Borrower and reasonably acceptable to Lender. All quarterly statements shall be certified by the President or Chief Financial Officer of Borrower to be true, correct, and complete.

      All notices, consents, waivers, and other communications required or permitted by this Note shall be in writing and shall be deemed given to a party when: (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, to:

      Lender:                              Borrower
      -------                              --------

      AnchorBank, fsb                      Integrated Information Systems, Inc.
      25 West Main Street, 6th Floor       2250 West 14th Street
      Madison, WI 53703                    Tempe, AZ 85281
      Attn: David L. Weimert/              Attn: Chief Financial Officer
            Daniel Nichols

      with courtesy copies to:

      Lender's Counsel:                    Borrower's Counsel:
      ----------------                     ------------------

      Ms. Patricia M. Gibeault, Esq.       Integrated Information Systems, Inc.
      Axley Brynelson, LLP                 2250 West 14th Street
      2 East Mifflin Street, Suite 200     Tempe, AZ 85281
      Post Office Box 1767                 Attn: General Counsel
      Madison, WI 53701-1767

      Either Borrower or Lender may change the address to which notices intended for it are to be directed by means of notice given to the other party in accordance with this paragraph. Each party agrees that it will not refuse or reject delivery of any notice given in accordance with this paragraph, that it will acknowledge, in writing, the receipt of any notice upon request by the other party, and that any notice rejected or refused by it shall be deemed for purposes of this paragraph to have been received by the rejecting party on the date given.

      Borrower agrees that whenever this Note is placed in the hands of an attorney for collection or to defend or enforce any of Lender's rights hereunder, the undersigned shall pay to Lender its attorneys' fees, together with all costs and other expenses incurred or paid by Lender in connection therewith, including, without limitation, all pre-judgment and post-judgment costs and expenses, including attorneys' fees.

      This Note and the Loan Documents have all been negotiated in the State of Wisconsin. Accordingly, it is the intention of the parties that this Note be governed by the laws of the State of Wisconsin.


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

      IN WITNESS WHEREOF, the Borrower has caused this Note to be executed in Madison, Wisconsin, as of the date first above written.

                                    INTEGRATED INFORMATION SYSTEMS, INC.,
                                    a Delaware corporation


                             BY:    /s/ James G. Garvey, Jr.
                                    James G. Garvey, Chief Executive Officer

[CORPORATE SEAL]             Attest:
(if none, so state)

                                    /s/ Mark N. Rogers
                                    Secretary
                                    (Type or Print Name and Title)


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